UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2026
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100
Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2026, Novelis Inc. (the “Company” or “we”) entered into an amendment (the “ABL Amendment”) to its Second Amended and Restated Credit Agreement (as previously amended and as amended by the ABL Amendment, the “ABL Facility”), dated as of October 6, 2014, among the Company and subsidiary borrowers party thereto, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and issuing banks party thereto. The ABL Amendment increases the commitments under the ABL Facility by $500 million to $3.0 billion and extends the maturity of the ABL Facility until June 16, 2031; provided that, in the event that our senior unsecured notes, secured term loan agreement or certain other indebtedness is outstanding 60 days prior to its maturity (and not refinanced with a maturity date at least six months later than June 16, 2031), then the ABL Facility will mature 60 days prior to the maturity date for such other indebtedness, as applicable; unless excess availability under the ABL Facility is at least (i) 17.5% of the lesser of (x) the total ABL Facility commitment and (y) the then applicable borrowing base or (ii) 12.5% of the lesser of (x) the total ABL Facility commitment and (y) the then applicable borrowing base, and a minimum fixed charge ratio test of at least 1.25 to 1 is met.
The ABL Amendment also makes certain changes to the ABL Facility that give the Company additional flexibility to operate its business.
The foregoing description of the ABL Amendment is a general description and is qualified in its entirety by reference to the full text of the ABL Amendment, which the Company plans to file as an exhibit to its quarterly report on Form 10-Q.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: June 18, 2026	By:	/s/ Chirag Shah
Name: Chirag Shah
Title: Interim Chief Legal Officer and Secretary